UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 8, 2010

(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three University Plaza Hackensack, NJ 07601	07601
(Address of principal executive offices)	(Zip Code)

(201) 371-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On February 8, 2010, the Audit Committee of the Board of Directors of Innodata Isogen, Inc. concluded that because of certain errors relating to its income tax computation that are described below, the following financial statements should no longer be relied upon: the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.

The errors relate primarily to the computation of the Company's deferred income tax asset and income tax benefit and related valuation allowances. The net result of these errors is that for 2008 the Company’s reported net income of $7,584,000 was overstated by $926,000, or $0.04 per diluted share, and the Company’s deferred tax asset on its consolidated balance sheet was overstated by the same amount. The errors did not affect revenues, operating income, pre-tax income, or cash-flows for any period or net income during 2009, and have no impact on the Company’s tax returns for 2008 or 2009.

To correct these errors the Company has filed restated financial statements in an amended Annual Report on Form 10-K/A for the year ended December 31, 2008 and the Company has also filed restated financial statements in an amended Quarterly Report on Form 10-Q/A for the period ended September 30, 2009.

In 2005 and 2006, the Company established a deferred tax asset to reflect tax loss carryforwards that were generated in those years. The Company also established an offsetting valuation allowance as management believed that it was more likely than not that such deferred tax assets would not be realized. In 2006 and 2007, the deferred tax asset and the valuation allowance erroneously included losses generated by tax deductions that were taken by the Company on the exercise of stock options. The deferred tax asset and the valuation allowance were also overstated because an incorrect state income tax rate was applied to state tax loss carryforwards for the calculation of the related deferred tax asset. Since the recorded deferred tax asset and the valuation allowance offset each other in 2006 and 2007, the errors did not affect net income or reported asset accounts in those years.

In the fourth quarter of 2008, based on management’s assessment that the deferred tax asset would more likely than not be realized, management reversed the entire valuation allowance. Since the Company’s deferred tax asset account and valuation allowance were both overstated, the reversal in 2008 of the valuation allowance resulted in the erroneous recognition of a deferred tax asset and related tax benefit in 2008.

The Audit Committee of the Board of Directors discussed these matters with the Company’s independent registered public accounting firms.

Item 9.01       Financial Statements and Exhibits.

99.1                Press release dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date:	February 10, 2010	By:	/s/ O’Neil Nalavadi
O’Neil Nalavadi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Innodata Isogen, Inc., dated February 10, 2010.

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